EXHIBIT 99.1

Aastrom Receives Key U.S. Composition of Matter Patent for Autologous Cell Therapy

ANN ARBOR, Mich., Jan. 18, 2011 (GLOBE NEWSWIRE) -- Aastrom Biosciences, Inc. (Nasdaq:ASTM), a leading developer of expanded autologous cellular therapies for severe, chronic cardiovascular diseases, today announced that it has been granted a U.S. patent which provides composition of matter protection for its investigational expanded autologous cell therapy product.

The issued patent, entitled Mixed Cell Populations for Tissue Repair and Separation Technique for Cell Processing, broadly covers "an isolated cell composition for tissue repair comprising a mixed population of cells of hematopoietic, mesenchymal and endothelial lineage." The company's patented single-pass perfusion technology enables the selective expansion of certain cell populations which have been shown to promote wound healing, new blood vessel formation and tissue restoration and address the underlying inflammation associated with CLI.

"This is a fundamental patent for Aastrom which expands our intellectual property estate and supports the basis for a proprietary cellular therapy product derived from our technology," said Tim Mayleben, president and CEO of Aastrom Biosciences. "The patent establishes the novelty of our cell populations which we believe produce a greater combined therapeutic benefit than purified cell populations or freshly isolated bone marrow cells. We are pleased that the U.S. patent office now recognizes this cell mixture to be unique to Aastrom."

Aastrom's expanded autologous therapy is now in clinical trials for the treatment of critical limb ischemia (CLI) and dilated cardiomyopathy (DCM). In October 2010, the company announced that its planned Phase 3 clinical program in CLI received Fast Track designation by the U.S. Food and Drug Administration. The company also submitted documents to the FDA in support of special protocol assessments for the program.

Aastrom now has 26 U.S. and 36 foreign patents covering the composition, production and use of mixed-cell products.

About Aastrom Biosciences

Aastrom Biosciences is an emerging biotechnology company developing expanded autologous cellular therapies for use in the treatment of severe, chronic cardiovascular diseases. The company's proprietary cell-processing technology enables the manufacture of mixed-cell therapies expanded from a patient's own bone marrow and delivered directly to damaged tissues. Aastrom has advanced its cell therapies into late-stage clinical development, including a planned Phase 3 clinical program for the treatment of patients with critical limb ischemia and two ongoing Phase 2 clinical trials in patients with dilated cardiomyopathy. For more information, please visit Aastrom's website at www.aastrom.com.

The Aastrom Biosciences, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3663

This document contains forward-looking statements, including without limitation, statements concerning our intellectual property, therapeutic benefits of cell populations, clinical trial plans and progress, objectives and expectations, clinical activity timing, intended product development, the performance and contribution of certain individuals and expected timing of collecting and analyzing treatment data, all of which involve certain risks and uncertainties. These statements are often, but are not always, made through the use of words or phrases such as "anticipates," "intends," "estimates," "plans," "expects," "we believe," "we intend," and similar words or phrases, or future or conditional verbs such as "will," "would," "should," "potential," "could," "may," or similar expressions. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the inherent uncertainties associated with clinical trial and product development activities, regulatory approval requirements, competitive developments, and the availability of resources and the allocation of resources among different potential uses. These and other significant factors are discussed in greater detail in Aastrom's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. These forward looking statements reflect management's current views and Aastrom does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

CONTACT: Media contact
         Agnes Cao
         Berry & Company
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         acao@berrypr.com

         Investor Contact
         Scott Durbin
         Aastrom Biosciences
         734 930-5777
         ir@aastrom.com